Exhibit 99.1

CIFC CORP.	Investor Relations
250 Park Avenue	Investor@CIFC.COM
New York, NY 10177	(646) 367-6633
NASDAQ: CIFC

CIFC Corp. Announces Third Quarter of 2015 Results and a Quarterly Dividend

NEW YORK, November 12, 2015 - CIFC Corp. (NASDAQ: CIFC) (“CIFC” or the “Company”) today announced its results for the third quarter ended September 30, 2015.

Highlights

•
Fee Earning Assets Under Management ("Fee Earning AUM" or "AUM") from loan-based products was $14.2 billion as of September 30, 2015 as compared to $13.7 billion as of December 31, 2014 and $13.3 billion as of September 30, 2014.

◦	During the third quarter of 2015, the Company sponsored the issuance of two new CLOs representing $1.0 billion of new AUM.

◦	Subsequent to quarter end, the Company sponsored the issuance of a new CLO that represented approximately $500 million of new loan-based AUM.

•	Management fees increased 10% quarter over quarter from $14.1 million to $15.5 million and 9% year over year from $42.5 million to $46.3 million.

•
Economic Net Income ("ENI," a non-GAAP measure) for the quarter was $4.5 million as compared to $4.4 million for the same period in the prior year. Year-to-date ENI was $27.1 million as compared to $32.8 million for the same period in the prior year.

•	GAAP net income for the quarter was $1.5 million as compared to $0.9 million for the same period in the prior year.
Year-to-date GAAP net income was $8.0 million as compared to $7.6 million for the same period in the prior year.

•	Subsequent to quarter end, CIFC Corp. issued a $40 million unsecured bond maturing October 30, 2025 and bearing interest at 8.5%.

•	CIFC's board of directors declared a cash dividend of $0.10 per share. The dividend will be paid on December 1, 2015 to shareholders of record as of the close of business on November 18, 2015.

Executive Overview

Our core CLO business continues to perform well. In 2015, we have successfully priced five CLOs for $2.6 billion of new AUM. As expected, the requirement to comply with risk retention rules in December 2016 has started to result in lower CLO issuance volume and a decline in the number of issuers in the market. We expect this will improve the CLO arbitrage which we believe will benefit CIFC. The issuance of a $40 million bond further increases capital available to invest in new risk retention compliant CLOs.

In addition, our total return funds continue to perform well and beat their respective benchmark1 indices. As the length of the track record for these funds continues to grow, we believe they will become more attractive to institutional investors. We launched our first total return fund in Europe in October and expect to launch another in Asia in the near future. The structured products funds continue to grow. We closed the Warehouse Fund with $125 million of Net Asset Value. We are launching a new closed end fund targeted to invest in CLO equity, debt and warehouses.

While year-to-date ENI was lower, driven by lower investment income (caused by a reduction in the unrealized value of investments related to the lower market value of loans) and lower incentive fees (related to the timing of Legacy CLOs being called), we believe we are well positioned for the future. As our AUM continues to grow at a steady pace so has our management fee income. We continue to invest in diversifying our platform. While incentive fees were lower during the first nine months of the year, we anticipate an increase in incentive fees next quarter related to 2 CLOs which have been called.

1Includes the Credit Suisse, JP Morgan and the S&P LSTA Leverage Loan indices

Selected Financial Metrics
(In thousands, except per share data) (unaudited)

NON-GAAP FINANCIAL MEASURES (1)	3Q'15	3Q'14	% Change vs. 3Q'14	YTD'15	YTD'14	% Change vs. YTD'14
Senior Fees from CLOs	$6,195	$5,629	10%	$17,969	$15,954	13%
Subordinated Fees from CLOs	8,212	7,730	6%	25,378	24,544	3%
Management Fees from Non-CLO products	1,069	714	50%	2,907	1,980	47%
Total Management Fees	15,476	14,073	10%	46,254	42,478	9%
Incentive Fees	3,101	4,070	(24)%	11,167	13,952	(20)%
Net Investment Income	58	1,448	(96)%	11,908	15,683	(24)%
Total ENI Revenues	18,635	19,591	(5)%	69,329	72,113	(4)%
Employee compensation and benefits	7,309	7,318	—%	22,780	21,062	8%
Stock-based compensation (2)	1,146	781	47%	3,775	1,520	148%
Other operating expenses	4,743	6,344	(25)%	13,441	13,028	3%
Corporate interest expense	962	713	35%	2,256	3,667	(38)%
Total ENI Expenses	14,160	15,156	(7)%	42,252	39,277	8%
ENI (1)	$4,475	$4,435	1%	$27,077	$32,836	(18)%
ENI per share - basic	$0.18	$0.18	—%	$1.07	$1.48	(28)%
ENI per share - diluted (3) (4)	$0.17	$0.17	—%	$1.02	$1.41	(28)%

NON-GAAP FINANCIAL MEASURES (1)	3Q'15	3Q'14	% Change vs. 3Q'14	YTD'15	YTD'14	% Change vs. YTD'14
ENI EBITDA (5)	$5,784	$5,619	3%	$30,362	$37,474	(19)%
ENI EBITDA Margin (6)	31%	29%	2%	44%	52%	(8)%
ENI Margin (6)	24%	23%	1%	39%	46%	(7)%

NON-GAAP FINANCIAL MEASURE - AUM	9/30/2015	12/31/2014	% Change vs. 12/31/14	9/30/2014	% Change vs. 9/30/14
Fee Earning AUM from loan-based products (7)	$14,216,216	$13,676,489	4%	$13,321,732	7%

SELECTED GAAP RESULTS	3Q'15	3Q'14	% Change vs. 3Q'14	YTD'15	YTD'14	% Change vs. YTD'14
Total net revenues (8)	$20,399	$1,145	n/m	$66,415	$4,329	n/m
Total expenses	$16,234	$17,820	(9)%	$48,703	$45,446	7%
Net income (loss) attributable to CIFC Corp.	$1,469	$934	57%	$8,000	$7,613	5%
Earnings (loss) per share - basic	$0.06	$0.04	50%	$0.32	$0.34	(6)%
Earnings (loss) per share - diluted (3)	$0.06	$0.04	50%	$0.30	$0.33	(9)%
Weighted average shares outstanding - basic	25,368	24,608	3%	25,317	22,154	14%
Weighted average shares outstanding - diluted	26,465	26,071	2%	26,494	23,369	13%

Explanatory Notes:

(1)	See Appendix for a detailed description of these non-GAAP measures and reconciliations from GAAP net income (loss) attributable to CIFC Corp. to non-GAAP measures.

(2)	Stock-based compensation includes stock award amortization expense for both employees and directors of the Company.

(3)
Convertible Notes outstanding were converted into the Company's common shares on July 12, 2014. For the three and nine months ended September 30, 2014, the convertible notes were anti-dilutive and excluded from the numerator in the dilution calculation.

(4)	GAAP weighted average shares outstanding was used as ENI weighted average shares outstanding.

(5)	ENI EBITDA is ENI before corporate interest expense and depreciation of fixed assets. See Appendix.

(6)	ENI EBITDA Margin is ENI EBITDA divided by Total ENI Revenue. ENI Margin is ENI divided by Total ENI Revenue.

(7)
Amount excludes Fee Earning AUM attributable to non-core products of $621.9 million, $687.6 million and $710.5 million as of September 30, 2015, December 31, 2014 and September 30, 2014, respectively. Fee Earning AUM attributable to non-core products are expected to continue to decline as these funds run-off per their contractual terms.

(8)
The Company early adopted the amendments of Accounting Standard Update "ASU" 2015-02, Consolidation (Topic 810) - Amendments to the Consolidation Analysis ("ASU 2015-02"). The adoption was applied on a modified retroactive basis, resulting in the deconsolidation of 30 CLOs and 1 fund as of January 1, 2015. As of September 30, 2015, we consolidated 2 CLOs, and 2 other-loan based products, and as of September 30, 2014, we consolidated 30 CLOs, 3 warehouse(s), and 2 other-loan based products. Year over year, our GAAP Condensed Consolidated Statements of Operations will not be comparative for certain line items (e.g. Total net revenues).

Third Quarter Overview
CIFC reported ENI of $4.5 million for the third quarter of 2015, as compared to $4.4 million for the same quarter in the prior year. ENI increased quarter over quarter by 1% driven by increases in management fees and the decreases in other operating expenses. Management fees increased as a result of the increased AUM year over year. Operating expenses were higher in the prior year as we entered into a new consulting agreement with DFR Holdings Inc. during Q3'14. This agreement was effective January 1, 2014, for which we incurred $1.5 million in Q3'14 and $0.5 million in Q3'15. Offsetting these increases in ENI were decreases in net investment income and incentive fees. Net investment income was lower due to decreases in the market value of loans during the quarter while incentive fees were lower due to the timing of Legacy CLOs being called.

CIFC reported GAAP net income attributable to CIFC Corp. of $1.5 million for the third quarter of 2015, as compared to $0.9 million in the same period of the prior year. GAAP operating results increased by $0.5 million or 57% from the same period of the prior year due to (i) a decrease in income tax expense of $1.4 million primarily related to a lower effective tax rate related to changes in New York state and city tax laws, (ii) a $0.6 million decrease primarily due to not having litigation expenses in the current year and (iii) decreases in amortization and impairment of intangible assets of $0.5 million from impairments and write offs in previous years. These decreases in expenses were partially offset by (i) a $1.1 million reduction in incentive fees earned on certain Legacy CLOs with fee sharing agreements (GAAP presents fees gross of fee sharing) and (ii) a $0.9 million increase in professional fees primarily related to the proposed reorganization as a publicly traded partnership. See Non-GAAP Financial Measures section for a reconciliation between GAAP Net income (loss) attributable to CIFC Corp. and ENI.

Fee Earning AUM
Fee Earning AUM or AUM refers to the assets managed by the Company on which it is paid management fees and/or incentive fees. Generally, with respect to CLOs, management fees are paid to the Company based on the aggregate collateral balance at par plus principal cash, and with respect to Non-CLO funds, the value of the assets in such funds.
The following table summarizes Fee Earning AUM for the Company's loan-based products:

	September 30, 2015		December 31, 2014		September 30, 2014
(in thousands, except # of Products) (1)(2)	# of Products	Fee Earning AUM	# of Products	Fee Earning AUM	# of Products	Fee Earning AUM
Post 2011 CLOs	17	$9,388,022	13	$7,402,986	12	$6,845,493
Legacy CLOs (3)	14	3,253,869	19	4,960,877	19	5,301,060
Total CLOs	31	12,641,891	32	12,363,863	31	12,146,553
Credit Funds & SMAs (4)	10	941,035	8	593,456	5	514,892
Other Loan-Based Products (4)	2	633,290	2	719,170	2	660,287
Total Non-CLOs (4)	12	$1,574,325	10	$1,312,626	7	$1,175,179
AUM from loan-based products	43	$14,216,216	42	$13,676,489	38	$13,321,732

Explanatory Notes:

(1)
Table excludes Fee Earning AUM attributable to non-core products of $621.9 million, $687.6 million and $710.5 million as of September 30, 2015, December 31, 2014 and September 30, 2014, respectively. Fee Earning AUM attributable to non-core products is expected to continue to decline as these funds run-off per their contractual terms.

(2)
Fee Earning AUM is based on the latest available monthly report issued by the trustee or fund administrator prior to the end of the period, and may not tie back to the Consolidated GAAP financial statements.

(3)	Legacy CLOs represent all managed CLOs issued prior to 2011, including CLOs acquired since 2011 but issued prior to 2011.

(4)	Management fees for Non-CLO products vary by fund and may not be similar to a CLO.

The following graph illustrates that since 2012, CIFC has raised $11.0 billion of new AUM, which has more than offset the run-off from Legacy CLOs (including acquired CLOs) through organic growth. Our Legacy CLO AUM of $3.3 billion is approximately one fourth of our total CLO AUM of $12.6 billion and we anticipate it will run off over the next three years.

Fee Earning AUM ($ in billions)
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$-
Q2 '12
Q3 '12 (1)
Q4 '12
Q1 '13
Q2 '13
Q3 '13
Q4 '13
Q1 '14
Q2 '14
Q3 '14
Q4 '14
Q1 '15
Q2 '15
Q3 '15
Non-CLO Products
Post 2011 CLOs
Legacy CLOs

Explanatory Note:

(1)	Increase in AUM on the Legacy CLOs was the result of the acquisition of the rights to manage four "Navigator" CLOs during September 2012.

The Company's total loan-based AUM increased by $539.7 million from December 31, 2014, primarily as a result of the issuance of four new CLOs for $2.1 billion and net subscriptions of $323.3 million for our credit funds and SMAs. These increases were offset by declines in AUM for certain CLOs which have reached the end of their reinvestment periods.

Total loan-based Fee Earning AUM activity for the three months, nine months and the last twelve months ("LTM") ended September 30, 2015 are as follows ($ in thousands):

	3Q'15	YTD'15	LTM 3Q'15
Opening AUM Balance	$14,007,339	$13,676,489	$13,321,732
CLO New Issuances	1,001,349	2,101,349	2,650,877
CLO Paydowns	(829,549)	(1,795,426)	(2,132,978)
Net Subscriptions to Credit Funds and SMAs	57,087	323,257	397,944
Net Redemptions from Other-Loan Based Products	(15,159)	(85,880)	(26,997)
Other (1)	(4,851)	(3,573)	5,638
Ending AUM Balance	$14,216,216	$14,216,216	$14,216,216
Explanatory Note:

(1)	Includes changes in collateral balances of CLOs between periods and market value or portfolio value changes in certain Non-CLO products.

Balance Sheet Highlights

($ in thousands)	As of September 30, 2015
Cash and Cash Equivalents		$31,083

Investments
CIFC CLO Equity	57,770
Warehouses (1)	—
Fund Coinvestments	48,935
Other Investments	37,585
Total Investments		$144,290
Total Cash and Investments		$175,373

Junior Subordinated Debt due 2035		$120,000

Explanatory Note:

(1)
From time to time, the Company establishes “warehouses”, entities designed to accumulate assets in advance of sponsoring new CLOs or other funds managed by the Company.  To establish a warehouse, the Company contributes equity capital to a newly formed entity which is typically levered (three to five times) and begins accumulating assets.  When the related CLO or fund is sponsored, typically three to nine months later, the warehouse is “terminated”, with it concurrently repaying the related financing and returning to the Company its equity contribution. Gains or losses may be netted against the Company's equity contribution depending on whether warehouse assets are transferred at market value or cost. Starting the fourth quarter of 2014, most warehouse investments that we manage have been made though the Warehouse Fund, a closed-end structured credit fund.

Non-GAAP Financial Measures

The Company discloses financial measures that are calculated and presented on a basis of methodology other than in accordance with generally accepted accounting principles of the United States of America (“Non-GAAP”) as follows:

ENI is a non-GAAP financial measure of profitability which management uses in addition to GAAP Net income (loss) attributable to CIFC Corp. to measure the performance of our core business (excluding non-core products). We believe ENI reflects the nature and substance of the business, the economic results driven by management fee revenues from the management of client funds and earnings on our investments. ENI represents GAAP Net income (loss) attributable to CIFC Corp. excluding (i) income taxes, (ii) merger and acquisition related items including fee-sharing arrangements, amortization and impairments of intangible assets and gain (loss) on contingent consideration for earn-outs, (iii) non-cash compensation related to profits interests granted by CIFC Parent Holdings LLC in June 2011, (iv) revenues attributable to non-core investment products, (v) advances for fund organizational expenses, and (vi) certain other items as detailed.

The Deconsolidated Non-GAAP Statements represent the Consolidated GAAP statements adjusted to eliminate the impact of the Consolidated Entities. On the Statement of Operations, the Company has reclassified the sum of Net results of Consolidated Entities, Net (income) loss attributable to noncontrolling interest in Consolidated Entities and Net gain (loss) on investments to the Deconsolidated Non-GAAP line items that represent its characteristics: management fees and incentive fees, and interest income. Management uses these Non-GAAP statements in addition to Consolidated GAAP Statements to measure the performance of its core asset management business.
ENI EBITDA is also a non-GAAP financial measure that management considers, in addition to GAAP Net income (loss) attributable to CIFC Corp., to evaluate the Company's core performance. ENI EBITDA represents ENI before corporate interest expense and depreciation of fixed assets, a non-cash item.

ENI and ENI EBITDA may not be comparable to similar measures presented by other companies, as they are non-GAAP financial measures that are not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. In addition, ENI and ENI EBITDA should be considered as an addition to, not as a substitute for, or superior to, financial measures determined in accordance with GAAP.

A detailed calculation of ENI and ENI EBITDA and a reconciliation to the most comparable GAAP financial measure is included in the Appendix.

[Financial Tables to Follow in Appendix]
About CIFC

CIFC is a private debt manager specializing in secured U.S. corporate loan strategies. Headquartered in New York, CIFC is a SEC registered investment adviser and a publicly traded company (NASDAQ: CIFC). CIFC currently serves over 200 institutional investors globally. For more information, please visit CIFC’s website at www.cifc.com.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect CIFC's current views with respect to, among other things, CIFC's operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. CIFC believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission, which are accessible on the SEC's website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. CIFC undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Appendix

Summary Reconciliation of GAAP Net income (loss) attributable to CIFC Corp. to Non-GAAP Measures (unaudited)

(In thousands) (unaudited)	3Q'15	3Q'14	YTD'15	YTD'14
GAAP Net income (loss) attributable to CIFC Corp.	$1,469	$934	$8,000	$7,613
Income tax expense (benefit)	526	1,883	13,441	21,124
Amortization and impairment of intangibles	1,884	2,426	6,433	7,943
Management fee sharing arrangements (1)	(898)	(1,983)	(4,364)	(7,048)
Net (gain)/loss on contingent liabilities and other	502	416	1,792	2,174
Restructuring charges (2)	931	—	1,330	—
Employee compensation costs (3)	224	351	827	1,293
Management fees attributable to non-core funds	(163)	(192)	(503)	(634)
Other (4)	—	600	121	371
Total reconciling items	3,006	3,501	19,077	25,223
ENI	$4,475	$4,435	$27,077	$32,836
Add: Corporate interest expense	962	713	2,256	3,667
Add: Depreciation of fixed assets	347	471	1,029	971
ENI EBITDA	$5,784	$5,619	$30,362	$37,474

Explanatory Notes:

(1)
The Company shares management fees on certain of the acquired CLOs it manages (shared with the party that sold the funds to CIFC, or an affiliate thereof). Management fees are presented on a gross basis for GAAP and on a net basis for ENI.

(2)	Restructuring charges primarily relate to expenses for the reorganization to a publicly traded partnership.

(3)
Employee compensation and benefits has been adjusted for non-cash compensation related to profits interests granted to CIFC employees by CIFC Parent and sharing of incentive fees with certain former employees established in connection with the Company's acquisition of certain CLOs from Columbus Nova Credit Investments Management, LLC.

(4)
For the nine months ended September 30, 2015 and for the three months ended September 30, 2014, Other includes litigation expenses. For the nine months ended September 30, 2014, Other represents litigation expenses of $0.6 million and gains from contingent payments collected on the 2012 sale of our rights to manage Gillespie CLO PLC of $0.2 million.

Reconciliation of GAAP to Non-GAAP Measures - Condensed Consolidated Statements of Operations (unaudited)(1)

	3Q'15			3Q'14
(In thousands) (unaudited)	Consolidated GAAP	Consolidation Adjustments	Deconsolidated Non-GAAP	Consolidated GAAP	Consolidation Adjustments	Deconsolidated Non-GAAP
Revenues
Management and incentive fees	$19,254	$383	$19,637	$1,037	$19,281	$20,318
Net investment income	1,145	(1,089)	56	108	1,340	1,448
Total net revenues	20,399	(706)	19,693	1,145	20,621	21,766
Expenses
Employee compensation and benefits	7,513	—	7,513	7,680	—	7,680
Stock-based compensation	1,166	—	1,166	770	—	770
Operating expenses	7,555	—	7,555	9,370	—	9,370
Total expenses	16,234	—	16,234	17,820	—	17,820
Net other income (expense) and gain (loss)	(4,109)	2,645	(1,464)	(715)	(414)	(1,129)
Operating income (loss)	56	1,939	1,995	(17,390)	20,207	2,817
Net results of Consolidated Entities	1,755	(1,755)	—	(117,577)	117,577	—
Income (loss) before income taxes	1,811	184	1,995	(134,967)	137,784	2,817
Income tax (expense) benefit	(526)	—	(526)	(1,883)	—	(1,883)
Net income (loss)	1,285	184	1,469	(136,850)	137,784	934
Net (income) loss attributable to noncontrolling interest in Consolidated Entities	184	(184)	—	137,784	(137,784)	—
Net income (loss) attributable to CIFC Corp.	1,469	—	1,469	934	—	934

	YTD'15			YTD'14
(In thousands) (unaudited)	Consolidated GAAP	Consolidation Adjustments	Deconsolidated Non-GAAP	Consolidated GAAP	Consolidation Adjustments	Deconsolidated Non-GAAP
Revenues
Management and incentive fees	$61,466	$818	$62,284	$4,027	$60,085	$64,112
Net investment income	4,949	6,959	11,908	302	15,381	15,683
Total net revenues	66,415	7,777	74,192	4,329	75,466	79,795
Expenses
Employee compensation and benefits	23,547	—	23,547	22,224	—	22,224
Stock-based compensation	3,834	—	3,834	1,651	—	1,651
Operating expenses	21,322	—	21,322	21,571	—	21,571
Total expenses	48,703	—	48,703	45,446	—	45,446
Net other income (expense) and gain (loss)	(3,003)	(1,045)	(4,048)	(2,670)	(2,942)	(5,612)
Operating income (loss)	14,709	6,732	21,441	(43,787)	72,524	28,737
Net results of Consolidated Entities	7,365	(7,365)	—	(31,450)	31,450	—
Income (loss) before income taxes	22,074	(633)	21,441	(75,237)	103,974	28,737
Income tax (expense) benefit	(13,441)	—	(13,441)	(21,124)	—	(21,124)
Net income (loss)	8,633	(633)	8,000	(96,361)	103,974	7,613
Net (income) loss attributable to noncontrolling interest in Consolidated Entities	(633)	633	—	103,974	(103,974)	—
Net income (loss) attributable to CIFC Corp.	$8,000	$—	$8,000	$7,613	$—	$7,613

Explanatory Note:

(1)
The Company early adopted ASU 2015-02 which was applied on a modified retroactive basis (as of January 1, 2015). This resulted in the deconsolidation of 30 CLOs and 1 other investment product as of January 1, 2015. As of September 30, 2015, we consolidated 2 CLOs, and 2 other investment products, and as of September 30, 2014, we consolidated 30 CLOs, 3 warehouse(s), and 2 other-loan based products. Year over year, our GAAP Condensed Consolidated Statements of Operations will not be comparative for certain line items.